Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated March 18, 2010 (October 7, 2010 as to Notes 18, 24, 25 and 26) relating to the consolidated financial statements of EverBank Financial Corp and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Jacksonville, Florida
October 7, 2010